Exhibit ii

          FIFTH AMENDMENT, dated as of December 22, 1993 (this "Fifth Amendment"), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 29, 1991 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Agreement") among DURACELL INTERNATIONAL INC., and DURACELL INC., as borrowers (the "Borrowers"), THE FIRST NATIONAL BANK OF CHICAGO, as agent (in such capacity, the "Agent"), and the other financial institutions parties thereto (the "Banks").

                      W I T N E S S E T H :

          WHEREAS, the parties hereto wish to amend certain provisions of the Agreement on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall be used herein as so defined.

          2. Amendment to Section 2.07(a). Section 2.07(a) of the Agreement is hereby amended to read as follows:

          (a) Rate of Interest. Domestic Revolving Credit Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full at a rate determined by reference to the Base Rate, the Fixed CD Rate or the Eurodollar Rate. Competitive Bid Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full at the rate specified in the applicable Competitive Bid Borrowing Notice. The applicable basis for determining the rate of interest on any such Advance shall be selected by the Borrower thereof at the time a Notice of Borrowing or Competitive Bid Borrowing Notice is given by such Borrower pursuant to Section 2.03(d) or Section 2.03A(f), or, for any Loan, at the time a Notice of Conversion/ Continuation is given by the Borrower of such Loan pursuant to Section 2.07(c). If on any day a Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall be a Base Rate Loan and shall bear interest at a rate determined by reference to the Base Rate.

          Domestic Revolving Credit Loans shall bear interest, subject to Section 2.07(d), as follows:

               (A) If a Base Rate Loan, then at a rate equal to the Base Rate in effect from time to time;

               (B) If a Fixed CD Rate Loan, then at a rate equal to the sum of the Fixed CD Rate for the applicable Interest Period plus five-eighths of one percent (0.625%) per annum; or

               (C) If a Eurodollar Rate Loan, then at a rate equal to the sum of the Eurodollar Rate for the applicable Interest Period plus three-eighths of one percent (0.375%) per annum.

          3. Amendment to Section 2.08(e). Section 2.08(e) of the Agreement is hereby amended to read as follows:

          (e) Commitment Fees. Holdings and the Company shall pay to the Agent for the account of the Banks:

               (i) a commitment fee (the "Domestic Revolving Credit Commitment Fee") accruing at the rate of one-eighth of one percent (0.125%) per annum upon the average daily amount by which, from time to time, (A) the Domestic Revolving Credit Commitments exceed (B) the sum of (1) the aggregate principal amount of all outstanding Domestic Revolving Credit Loans
          (it being understood that such principal amount excludes the principal amount of all outstanding Domestic Competitive Bid Loans) and (2) the aggregate Facility Letter of Credit Obligations of all Borrowers;

               (ii) [Intentionally Omitted].

          The Commitment Fees shall be calculated on the basis of a year of 365 (or 366, as applicable) days and actual days elapsed and shall be payable quarterly, in arrears, on the last day of each September, December, March and June. In addition, the Domestic Revolving Credit Fee shall be payable on the Domestic Revolving Credit Termination Date.

          4. Amendment to Section 2.09(g). Section 2.09(g)(i) of the Agreement is hereby amended to read as follows:

          (g) Mandatory Reductions. (i) The Domestic Revolving Credit Commitments shall be reduced to zero on December 30, 1997.

          5. Reduction of Commitments. As of the date of the effectiveness of this Fifth Amendment, the Domestic Revolving Credit Commitments shall be reduced to $500,000,000.

          6. Effective Date. This Fifth Amendment will become effective as of the date hereof upon its execution by the Borrowers and all the Banks.

          7. Representation. Each Borrower represents and warrants to each Bank that as of the effective date of this Fifth Amendment
(a) this Fifth Amendment constitutes the be legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally and (b) since the date of the most recent Form 10-K or 10-Q filed by Holdings, there has occurred no event which has a Material Adverse Effect.

          8. Reaffirmation. Holdings, the Company and the Subsidiary Guarantor reaffirm their obligations under the Holdings Guaranty, the Company Guaranty and the Subsidiary Guaranty, respectively, which Holdings Guaranty, Company Guaranty and Subsidiary Guaranty remain in full force and effect.

          9. Continuing Effect. Except as expressly amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          10. Governing Law. This Fifth Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          11. Counterparts. This Fifth Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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
          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

DURACELL INTERNATIONAL INC.


By:
   Title:


DURACELL INC.


By:
   Title:


THE FIRST NATIONAL BANK OF
  CHICAGO, as Agent and as
  a Bank


By:
   Title:


BANKERS TRUST COMPANY


By:
   Title:


CHEMICAL BANK


By:
   Title:


BANK OF AMERICA NATIONAL
  TRUST AND SAVINGS ASSOCIATION


By:
   Title:


THE BANK OF NOVA SCOTIA


By:
   Title:


CANADIAN IMPERIAL BANK OF
  COMMERCE


By:
   Title:


THE CHASE MANHATTAN BANK,
  NATIONAL ASSOCIATION


By:
   Title:


CONTINENTAL BANK N.A.


By:
   Title:


THE TOKAI BANK LIMITED


By:
   Title:

THE TORONTO-DOMINION BANK


By:
   Title:


UNION TRUST COMPANY


By:
   Title:


THE BANK OF NEW YORK


By:
   Title:


INDUSTRIAL BANK OF JAPAN


By:
   Title:


UNITED STATES NATIONAL BANK
  OF OREGON


By:
   Title:


THE MITSUI TRUST AND BANKING
  COMPANY, LIMITED


By:
   Title:


BANCA DI ROMA


By:
   Title:


BBL, BANK BRUSSELS LAMBERT,
  NEW YORK BRANCH


By:
   Title:


CITIBANK, N.A.


By:
   Title:


THE FIRST NATIONAL BANK OF
BOSTON


By:
   Title:


KLEINWORT BENSON LIMITED


By:
   Title:


NATIONAL WESTMINSTER BANK PLC


By:
   Title:


THE LONG-TERM CREDIT BANK OF
  JAPAN, LIMITED


By:
   Title:


BANCA COMMERCIALE ITALIANA,
  NEW YORK BRANCH


By:
   Title:


KREDIETBANK NV,
 GRAND CAYMAN BRANCH


By:
   Title:


THE FUJI BANK, LIMITED


By:
   Title:


BANQUE NATIONALE DE PARIS


By:
   Title:


YASUDA TRUST AND BANKING CO., LTD.


By:
   Title:


MORGAN GUARANTY TRUST COMPANY
OF
 NEW YORK


By:
   Title:


CREDIT SUISSE


By:
   Title:



Acknowledged and Agreed to:

DURANAME CORP.


By: